Exhibit 99.2

CRANSHIRE CAPITAL, L.P.
3100 Dundee Road, Suite 703
Northbrook, IL 60062

October 20, 2009

Stephen M. Hosmer
Royale Energy, Inc.
7676 Hazard Center Drive, Suite 1500
San Diego, California 92108

Re:           Waiver

Dear Stephen:

Reference is hereby made to that certain (i) waiver letter, dated August 4, 2009 (the “Waiver Letter”), delivered by Cranshire Capital, L.P. (“Cranshire”) to Royale Energy, Inc. (the “Company”) and (ii) Securities Purchase Agreement, dated as of October 16, 2009, by and between the Company and Cranshire (the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Waiver Letter.

In connection with the issuance of the 623,053 shares of common stock of the Company to Cranshire under the Purchase Agreement, Cranshire hereby waives the automatic upward adjustment that would occur pursuant to Section 2(c) of the Warrant and the terms of the Waiver Letter solely as a result of such issuance of such shares of common stock to Cranshire.

[signature page follows]

Please confirm your understanding of the foregoing and that the above waiver and related terms and conditions thereof are acceptable to the Company by signing below and returning a copy of this letter to Cranshire.

Sincerely,

CRANSHIRE CAPITAL, L.P.

By:  Downsview Capital, Inc.
Its:  General Partner

By:___________________
Its:___________________

Confirmed and the above waiver and related
terms and conditions thereof are acceptable to
the Company this 20th day of October 2009:

ROYALE ENERGY, INC.

/s/ Stephen M. Hosmer
By:  Stephen M. Hosmer
Its:  CFO, Co-CEO and Co-President